Exhibit 4.3

[Form of Warrant Certificate]

[FACE]

NUMBER

HMW

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

HEMISPHERE MEDIA GROUP, INC.

A Delaware Corporation

CUSIP

42365Q 111

Warrant Certificate

This Warrant Certificate certifies that                                       , or registered assigns, is the registered holder of                  warrants (the “Warrants”) to purchase shares of Class A common stock, $0.0001 par value (the “Common Stock”), of Hemisphere Media Group, Inc., a Delaware corporation (the “Corporation”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement dated as of June 29, 2011 by and between Azteca Acquisition Corporation, a Delaware corporation (“Azteca”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), as amended by that certain Assignment, Assumption and Amendment of Warrant Agreement, dated             , 2013 by and among Azteca, the Corporation, and the Warrant Agent (the “Warrant Agreement”), to receive from the Corporation that number of fully paid and nonassessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” if permitted by the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one-half of a share of fully paid and non-assessable Common Stock. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Pursuant to Section 3.3.2 of the Warrant Agreement, Warrants are only exercisable for a whole number of shares of Common Stock (i.e., only an even number of Warrants may be exercised at any given time by a Registered Holder). The Corporation will not pay cash in lieu of fractional warrants and will not cash-settle any Warrants. If, by reason of any adjustment made pursuant to Section 4 of the Warrant Agreement after the Effective Time (as defined in the Merger Agreement), the holder of any Warrant would be entitled, upon the exercise of such Warrant (which, for the avoidance of doubt is required to be exercised only for an even number of Warrants), to receive a fractional interest in a share, the Company shall, upon such exercise, at its option either (i) round up to the nearest whole number, the number of the shares of Common Stock to be issued to such holder or (ii) in lieu of such fractional share interests, pay to such holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled by (y) the Fair Market Value on the exercise date.

The initial Exercise Price per share of Common Stock for any Warrant is equal to $6.00 per half share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

A Warrant may be exercised only during the period commencing on the date that is thirty (30) days after the consummation of the transactions contemplated by the Merger Agreement (a “Business Combination”), and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is five (5) years after the date on which the Company completes the Business Combination, (y) the liquidation of the Company, or (z) other than with respect to the Sponsor Warrants, the Redemption Date as provided in Section 6.2 of the Warrant Agreement; provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 of the Warrant Agreement with respect to an effective registration statement.

HEMISPHERE MEDIA GROUP, INC.

By:	/s/
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued pursuant to a Warrant Agreement dated as of June 29, 2011 by and between Azteca Acquisition Corporation, a Delaware corporation (“Azteca”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), as amended by that certain Assignment, Assumption and Amendment of Warrant Agreement, dated             , 2013 by and among Azteca, the Corporation, and the Warrant Agent (the “Warrant Agreement”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Corporation and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Corporation. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” if permitted by the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any of the shares of Common Stock issuable upon exercise of this Warrant.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise: (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” if permitted by the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. Pursuant to Section 3.3.2 of the Warrant Agreement, Warrants are only exercisable for a whole number of shares of Common Stock (i.e., only an even number of Warrants may be exercised at any given time by a Registered Holder). The Corporation will not pay cash in lieu of fractional warrants and will not cash-settle any Warrants. If, by reason of any adjustment made pursuant to Section 4 of the Warrant Agreement after the Effective Time (as defined in the Merger Agreement), the holder of any Warrant would be entitled, upon the exercise of such Warrant (which, for the avoidance of doubt is required to be exercised only for an even number of Warrants), to receive a fractional interest in a share, the Company shall, upon such exercise, at its option either (i) round up to the nearest whole number, the number of the shares of Common Stock to be issued to such holder or (ii) in lieu of such fractional share interests, pay to such holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled by (y) the Fair Market Value on the exercise date.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Corporation and the Warrant Agent may deem and treat the Registered Holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Corporation nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Corporation.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                      shares of Common Stock and herewith tenders payment for such shares to the order of Hemisphere Media Group, Inc. (the “Corporation”) in the amount of $                      in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of                              , whose address is                            and that such shares be delivered to                              whose address is                            . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                         , whose address is                                    , and that such Warrant Certificate be delivered to , whose address is                                             .

In the event that the Warrant has been called for redemption by the Corporation pursuant to Section 6 of the Warrant Agreement and the Corporation has required cashless exercise pursuant to Section 6.3 of the Warrant Agreement, the number of shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.3 of the Warrant Agreement.

In the event that the Warrant is a Sponsor Warrant that is to be exercised on a “cashless” basis pursuant to subsections 3.3.1(c) of the Warrant Agreement, the number of shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant (as such term is defined in the Warrant Agreement) may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                       , whose address is                                   , and that such Warrant Certificate be delivered to                       , whose address is                                   .

Date: , 20

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).